UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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OCULUS INNOVATIVE SCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2015 Annual Stockholders’ Meeting and Proxy Statement	Thursday, September 10, 2015 at 10 a.m.

1129 N. McDowell Blvd.,

Petaluma, California 94954

TABLE OF CONTENTS

Letter to our Stockholders from our Management
Letter to our Stockholders from our Board of Directors
Notice of Annual Meeting of Stockholders
Proxy Summary	1
General Voting and Meeting Information	1
Questions and Answers	3
Governance	6
Proposal 1 – Election of Directors	6
Directors and Nominees	6
Director Biographies and Qualifications	7
Committees of the Board of Directors	12
Director Independence and Related Person Transactions	14
Information about Corporate Governance	14
Director Compensation	16
Share Ownership	19
Equity Compensation Plan Information	19
Outstanding Equity Awards	20
Security Ownership of Certain Beneficial Owners	22
Section 16(a) Beneficial Ownership Reporting Compliance	24
Executive Compensation	24
Executive Officers’ Biographies and Qualifications	24
Named Executive Officers	27
Compensation Overview	27
Proposal 2 – Advisory Approval of Executive Compensation	35
Audit Matters	35
Report of the Audit Committee	35
Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm	37
Principal Accountant Fees and Services	37
Audit Committee Pre-Approval Policies and Procedures	37
Other Matters	39
Proposal 4 – Increase in Authorized Common Stock Shares	39
General Information	42
Stockholder Proposals	43
Householding	43
Other Matters	44
Appendix A – Proxy Card	A–1
Appendix B – Proposed Certificate of Amendment to the Restated Certificate of Incorporation, as amended	B–1

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1129 N. McDowell Blvd.

Petaluma, California 94954

(707) 283-0550

July 28, 2015

Dear Fellow Stockholder of Oculus Innovative Sciences, Inc.:

Fiscal year 2015 was a solid start in our efforts to turn Oculus around. We firmly believe the changes and initiatives that were implemented in 2015 set the stage for our future growth and success. While we believe it is important to continue to focus on and grow our existing product lines and markets, fiscal year 2015 saw a large shift in our business focus to the dermatology market. Our decision to focus on dermatology was based on our already strong presence in this market and the ability of our core hypochlorous acid-based technology, Microcyn®, to address dermatological indications including acne, atopic dermatitis, anti-itch and scar management. We believe our current and future products will meet strong demand in a market for which healthcare spending has increased in the past decade with a projected annual revenue of $810 million for atopic dermatitis alone in 2016 worldwide.

In late 2014, we hired the first of an experienced dermatology management team and sales force in the United States, comprised of seasoned sales veterans that have established relationships with dermatologists in their respective territories. We continued to expand that team in 2015, gaining sales with our dermatologist customers. Our internal sales force began marketing our Celacyn scar management gel in the United States in November 2014. Recent sales numbers have been impressive aiding in a 37% increase in total revenue for the fourth quarter.

Our newly issued patent granted by the United States Patent and Trademark Office displays our successful research and development efforts in the dermatological field. This patent treats a chronic dermatological condition called atopic dermatitis, or eczema. According to the National Health Institute’s National Center for Biotechnology Information, as many as 31.6 million people suffer from this condition in the United States.

What does this new patent, spearheaded by Dr. Robert Northey, our executive vice president of research and development and Steve Sklar, our patent counsel, mean to Oculus and its shareholders? Billionaire investor Peter Thiel’s recent book, Zero to One: Notes on Startups, or How to Build the Future, argues that in an effort to maximize profits and minimize costs, companies should aim to obtain exclusivity in their respective market space through patents to restrict the ability of competitors from developing alternative products. Economists teach that patents, by themselves, do not create monopolies, but rather minimize competition by the use of trade secrets and the patent system.  Bob and I believe that pharmaceutical giant Roche has it right - the true value of patents in our industry is to create temporary market exclusivity. We believe that our new patent for the treatment of atopic dermatitis creates temporary market exclusivity for this very common and chronic inflammation of the skin until expiration of the patent in 2027.

In fiscal year 2015, we developed and launched dozens of new products. We believe we have a strong product pipeline, including our new product for treatment of scars that we intend to launch over the next 12 months. We have also licensed several proprietary dermatology products from two European dermatology companies that we believe we can bring to market in the near future. We recently received FDA approval for a Microcyn®-based hydrogel for treatment of burning, itching, and pain experienced with various types of dermatosis, including atopic dermatitis

In addition to building our presence in the dermatology market, our long-term objectives include:

Expand Our Existing Markets and Generate International Growth. Our core Microcyn® Technology is a highly effective, unique technology with very broad applications. Our products have received wide acceptance in 40 countries. It is our aim to establish Microcyn® as the standard for advanced tissue care and to continue obtaining additional regulatory approvals for our products and their applications in all our global markets while expanding our international footprint into new countries worldwide.

Diversify. Our Microcyn®-based technology is the core of our business and we will continue working off the success it has brought. However, we realize that technology diversification is a prudent long-term strategy for success. As such, we intend to diversify into other technologies by seeking out non-Microcyn®-based dermatological products and integrating them, over time, into our product portfolio.

Revitalize our Animal Healthcare Market. Our new animal healthcare partner, SLA Brands, Inc. began selling pet specialty and farm and ranch products in March 2015. We expect to expand with a second partner into equine later this year

Looking ahead, we believe Oculus is well situated for future growth and long-term success. We have a dedicated Board with a clear vision for the future and concrete strategies to achieve our goals; dedicated and talented employees, who work diligently to establish Oculus as a leader in the healthcare industry and a company of which we can all be proud.

This year, our Annual Meeting of Stockholders will be held at 10:00 a.m. Pacific Daylight Time, on Thursday, September 10, 2015, at our offices located at 1129 N. McDowell Blvd., Petaluma, California.

We look forward to seeing you there and thank you for your continued support.

Jim Schutz

Chief Executive Officer

Robert Miller

Chief Financial Officer and Chief Operations Officer

1129 N. McDowell Blvd.

Petaluma, California 94954

(707) 283-0550

July 28, 2015

Dear Fellow Stockholder:

The Board of Directors takes their roles as representatives of the Company seriously and believes that accountability and stockholder communication is vital to the ongoing growth of the Company.

Pursuant to this, you are cordially invited to attend the 2015 Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. The meeting will be held at 10 a.m. PDT, on Thursday, September 10, 2015, at our offices located at 1129 N. McDowell Blvd, Petaluma, California 94954.

The formal notice of the 2015 Annual Meeting and proxy statement have been made a part of this invitation.

Oculus continues to grow and evolve, and we are committed to ensuring that highly qualified individuals are seated on our Board of Directors, and that our capital structure is sufficient to meet our needs. Through careful evaluation of this Proxy Statement you can help us to achieve these goals.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as the notice you received in the mail. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

We have also enclosed a copy of our 2015 Annual Report for the fiscal year ended March 31, 2015. We encourage you to read our 2015 Annual Report. It includes our audited financial statements and provides information about our business.

The proxy statement and the 2015 Annual Report are also available at http://ir.oculusis.com/annuals.cfm, by using the QR codes at the end of this document, or by contacting our Investor Relations department through email at ir@oculusis.com.

We look forward to seeing you at our Annual Meeting. Thank you for your ongoing support of and continued interest in Oculus.

Sincerely,

Notice of 2015 Annual Meeting of Stockholders

Thursday, September 10, 2015 10:00 a.m., Pacific Time

1129 N. McDowell Blvd., Petaluma, CA 94954

We are pleased to invite you to join our Board of Directors, senior leadership and other stockholders for our 2015 Annual Meeting of Oculus Innovative Sciences, Inc. Stockholders. The meeting will be held at our offices located at 1129 N. McDowell Blvd., in Petaluma, California 94954, at 10:00 a.m. local time on Thursday, September 10, 2015. The purposes of the meeting are:

•	To elect two Class I Directors, nominated by our Board of Directors, to serve until the 2018 Annual Meeting of Stockholders;
•	To approve, on an advisory, non-binding basis, the compensation of our named executive officers;
•	To ratify the appointment of Marcum, LLP as our independent auditors for the fiscal year ending March 31, 2016;
•	To approve an amendment to our Restated Certificate of Incorporation, as amended, increasing the number of authorized shares of common stock, $0.0001 par value per share, from 30,000,000 to 60,000,000; and
•	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

Only stockholders of record at the close of business on July 13, 2015, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal executive offices, 1129 N. McDowell Blvd., Petaluma, California 94954.

All stockholders are cordially invited to attend the 2015 Annual Meeting in person. Whether or not you plan to attend, please sign and return the proxy in the envelope enclosed for your convenience, or vote your shares by telephone or by the Internet as promptly as possible. Telephone and Internet voting instructions can be found on the attached proxy. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the 2015 Annual Meeting. If you attend the 2015 Annual Meeting and vote in person, your proxy will be revoked and only your vote in person at the 2015 Annual Meeting will be counted.

The Proxy Statement and our Annual Report for the fiscal year ended March 31, 2015, are available at http://ir.oculusis.com/annuals.cfm/. You can also access these materials by scanning the QR codes on the last page of this Proxy Statement, or by contacting our Investor Relations department by email at ir@oculusis.com.

By Order of the Board of Directors, Robert Miller Chief Financial Officer and Corporate Secretary Petaluma, California July 28, 2015

Your Vote is Important to us. Regardless of whether you plan to attend, we urge all stockholders to vote on the matters described in the accompanying Proxy Statement. We hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

Proxy Summary

General Voting and Meeting Information

This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about July 29, 2015, and are to be used at the 2015 Annual Meeting of Stockholders on September 10, 2015. It is important that you carefully review the proxy materials and follow the instruction below to cast your vote on all voting matters.

Voting Methods

Even if you plan to attend the 2015 Annual Meeting of Stockholders in person on September 10, 2015, please vote as soon as possible by using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions.

You can vote in advance through one of three ways:

Via the Internet* – Visit the website listed on your proxy card/voting instruction form.
By Telephone* – Call the telephone number listed on your proxy card/voting instruction form.
By Mail – If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions in the notice. Then sign, date, and return your proxy card/voting instruction form in the enclosed envelope.

*If you are a beneficial owner you may vote via the telephone or internet if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a stockholder of record, Oculus will include instructions on how to vote via internet or telephone directly on your proxy voting card.

Voting at the Annual Meeting

Stockholders of record may vote at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy. Even if you plan to attend the 2015 Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the Internet so that your vote will be counted if you later decide not to attend the meeting.

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Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2015 Annual Meeting:

Proposal	Recommendation
Election of Director	FOR Each Nominee
Election of two Class I director nominees. The Board believes that the nominees’ knowledge, skills, and abilities would positively contribute to the function of the board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of each of the Board’s nominees named below unless you instruct otherwise.
Advisory Approval of Executive Compensation	FOR
The Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2015. The Company has designed its compensation programs to reward and motivate employees to continue to grow the Company. The Compensation Committee takes stockholder views seriously and will take into account the advisory vote in future executive compensation decisions. Accordingly, your proxy holder will vote your Shares FOR the election of each of the Board’s nominees named below unless you instruct otherwise.
Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR
The Audit Committee has appointed Marcum LLP as our Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2016. The Audit Committee and the Board believe that the retention of Marcum LLP is in the best interests of the Company and its stockholders.
Amendment to Restated Certificate of Incorporation, as amended, to Increase the Number of Authorized Shares of Common Stock	FOR

To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, $0.0001 par value per share, from 30,000,000 shares to a total of 60,000,000 authorized shares.

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Questions and Answers

1.	What is a proxy statement, what is a proxy and how does it work?

A proxy statement is a document that the U.S. Securities and Exchange Commission requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card and the person you designate to vote your shares is called a proxy. The Board of Directors is asking to act as your proxy. By signing and returning to us the proxy card enclosed you are designating us as your proxy to cast your votes at the 2015 Annual Meeting of Stockholders. We will cast your votes as you indicate on the enclosed proxy card.

Our employees, officers and directors may solicit proxies. We have retained D.F. King & Co., Inc. to solicit proxies for us. We have agreed to compensate D.F. King a fee of $3,500, as well as reimburse $4.50 per incoming/outgoing stockholder telephone call. We also agreed to reimburse D.F. King for other reasonable expenses. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable, out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

2.	Who is entitled to vote at the 2015 Annual Meeting of Stockholders?

Only stockholders who were Oculus Innovative Sciences, Inc. stockholders of record at the close of business on July 13, 2015, (the “Record Date”) may vote at the 2015 Annual Meeting of Stockholders. As of the close of business on the Record Date, there were 15,956,565 shares of our common stock outstanding. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.

3.	What is the difference between a stockholder of record and a beneficial owner?

If you are a stockholder of record (that is if shares are registered directly in your name with Oculus’ transfer agent, Computershare, Inc.), you will receive a Proxy Statement, Annual Report and proxy card directly from us. If you are a beneficial owner of shares held in street name (that is, if you hold shares through a broker, bank, or other holder of record), you will receive the Proxy Statement and Annual Report forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction form included in the mailing. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

4.	What does it mean if I receive more than one proxy card?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date and return each proxy card you receive. If you choose to vote by telephone or Internet, please vote each proxy card you receive.

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5.	Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

6.	How will my shares be voted?

To designate how you would like to vote, fill out the proxy card indicating how you would like your votes cast.

If you sign and return the enclosed proxy, but do not specify how to vote, we will vote your shares as follows:

•	“FOR” Proposal No. 1 to elect two Class I director nominees;
•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on an advisory basis, the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2015;
•	“FOR” Proposal No. 3 to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016.
•	“FOR” Proposal No. 4 to approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, $0.0001 par value per share, from 30,000,000 to a total of 60,000,000 authorized shares.

7.	Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the 2015 Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary, at Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, a written notice of revocation or deliver a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the 2015 Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the 2015 Annual Meeting.

8.	What is a broker non-vote and what is the impact of not voting?

A broker “non-vote” occurs when a bank, broker, or nominee holding shares of common stock for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter, which is also referred to as holding shares in street name. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 3 to ratify the appointment of our independent registered public accounting firm and Proposal No. 4 to increase our authorized common stock. As a result, if you hold your shares in street name, it is critical that you provide instructions to your bank or broker, if you want your vote to count in the election of directors and the advisory votes related to executive compensation. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the 2015 Annual Meeting.

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9.	What constitutes a quorum?

A quorum is the minimum number of stockholders necessary to conduct the Annual Meeting. The presence at the 2015 Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 15,956,565 shares of our common stock outstanding. Votes “for” and “against”, “abstentions”, and broker “non-votes” will all be counted as present to determine whether a quorum has been established.

10.	Is cumulative voting permitted for the election of directors?

No, each stockholder may vote only the number of shares he or she owns for a single director candidate.

11.	What is the vote required for a proposal to pass?

Proposal No. 1—Election of Directors: The affirmative vote of a plurality of the votes cast of the shares of common stock present or represented and entitled to vote at the 2015 Annual Meeting, in person or by proxy, is required for the election of a nominee. Thus, assuming a quorum is present at the 2015 Annual Meeting, the two nominees who receive the most affirmative votes will be elected as Class I directors. Abstentions and broker non-votes will not have any effect on the voting outcome with respect to the election of directors.

Proposal No. 2—Say-on-Pay: Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker non-votes, if any, will not have any impact on this advisory vote.

Proposal No. 3—Ratification of Independent Registered Public Accounting Firm: The affirmative vote of a majority of the votes cast on the proposal at the 2015 Annual Meeting, in person or by proxy, is required to ratify our selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016. Abstentions will have the practical effect of a vote to not ratify our selection. Because we believe that Proposal No. 3 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker "non-votes" likely will not result from this proposal. If you are a beneficial owner holding shares through a broker, bank, or other nominee and you do not instruct your broker or bank, your broker or bank may cast a vote on your behalf for this proposal.

Proposal No. 4—Amendment to our Restated Certificate of Incorporation, as amended, to effect an increase in the number of authorized shares of common stock: The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the 2015 Annual Meeting is needed to approve an amendment to our Restated Certificate of Incorporation, as amended, to effect an increase in the number of authorized shares of common stock, $0.0001 par value per share, to equal a total of 60,000,000 authorized shares. A properly executed proxy marked “ABSTAIN” with respect to this proposal will have the practical effect of a negative vote, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Because we believe that Proposal No. 4 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this Proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this proposal, your broker may cast a vote on your behalf for this proposal.

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Governance

Proposal No. 1 – Election of Directors

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated Ms. Sharon Barbari and Mr. Russell Harrison for election at the 2015 Annual Meeting. The Board believes that the nominees’ knowledge, skills, and abilities would positively contribute to the function of the board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominee named below unless you instruct otherwise.

Directors and Nominees

At our 2008 Annual Meeting of Stockholders, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended, which provided that directors are classified into three classes, as nearly equal in number as possible, with each class serving for a staggered three-year term. Our Board currently consists of five directors:

	Name	Position with the Company	Director Since	Term Expires
Class I
	Sharon Barbari	Class I Director	2014	2015
	Russell Harrison	Class I Director	2014	2015
Class II
	Jay Birnbaum	Class II Director	2007	2016
	Jim Schutz	Chief Executive Officer and Class II Director	2004	2016
Class III
	Jerry McLaughlin	Class III Director	2013	2017

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the 2015 Annual Meeting is required to elect the nominee for director.

What am I voting on?

Stockholders are being asked to elect two Class I Director nominees for three-year terms. This section includes information about all Directors, including Ms. Sharon Barbari and Mr. Russell Harrison who are the Nominees for this year’s election.

Your Board of Directors recommends a vote FOR the election of the director nominees, Ms. Sharon Barbari and Mr. Russell Harrison.

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Director Biographies and Qualifications

Below are the biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Oculus.

Sharon Barbari Current Position: Director Since: Age: Committee Memberships:	Director March 2014 61 Audit (Chair), Nominating and Corporate Governance

Ms. Barbari has served as Executive Vice President of Finance and Chief Financial Officer of Cytokinetics Inc. since July 2009. She served as Senior Vice President of Finance and Chief Financial Officer from September 2004 through June 2009. From September 2002 to August 2004, Ms. Barbari served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, and held several positions of increasing responsibility including most recently as its Vice President and Chief Financial Officer. From 1996 to 1998, Ms. Barbari served as Vice President of Strategic Planning at Foote, Cone & Belding Healthcare in San Francisco, an international advertising and marketing firm. From 1972 to 1995, she was employed by Syntex Corporation where she held various management positions in corporate finance, financial planning, marketing and commercial planning.

Education:

●	B.S. in Accounting from San Jose State University

Special Knowledge, Skills, and Abilities:

Financial Background Ms. Barbari has worked in finance for over 35 years and has worked as a CFO for several companies.

Pharmaceutical Background

Ms. Barbari has worked in the pharmaceutical industry for most of her career and has extensive experience working strategically in the field both internationally and during the development of clinical-stage products.

Leadership

Ms. Barbari has more than 30 years of experience as a business leader. She has worked in important business roles for various companies as a Director of Strategic Planning, as a Vice President and CFO.

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Russell Harrison Current Position: Director Since: Age: Committee Memberships:	Director February 2014 70 Audit, Nominating and Corporate Governance (Chair), Compensation

Mr. Harrison has served on our Board of Directors since February 2014. Mr. Harrison is the founding principal of The Leadership Group, LLC, a firm specializing in strategic change and executive coaching for U.S. and international companies, a position he has held since January 2012. From 2006 to 2012, he was employed by CoolSystems, Inc. d/b/a Game Ready, Inc. and was appointed as its President and Chief Executive Officer in 2007. Mr. Harrison has also served in the role of Chief Executive Officer for a number of publicly traded and private technology businesses in both the information technology and medical device technology sectors. From 1995 to 1997, he served as Chief Information Officer at SITA Telecommunications Holdings in Paris, where he led a team responsible for technology spanning more than 200 countries and territories. From 1991 to 1993, Mr. Harrison served as the first Chief Information Officer for McKesson Corporation, responsible for all computer technology-related activities. He also served as a Captain in the United States Marine Corps.

Education:

●	BA in Economics from the University of Southern California

●	MBA with honors from St. Mary’s College of California

Special Knowledge, Skills, and Abilities:

Business Development Mr. Harrison has an excellent track record building new companies and improving performance in underachieving businesses. He founded an executive leadership consulting company.

International Business

Mr. Harrison has extensive experience in global markets, having spent much of his career working internationally. He has worked for foreign-based companies, including companies with operations in over 200 countries.

Leadership

Mr. Harrison has served in several leadership and executive roles from serving as CEO and President, to Chief Information Officer. In addition, he is the founder of an executive leadership consulting company and has been a consultant to top executives.

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Jay Birnbaum Current Position: Director Since: Age: Committee Membership:	Director April 2007 70 Audit

Dr. Birnbaum is a pharmacologist and since 1999, has been a consultant to pharmaceutical companies in his area of expertise. He previously served as Vice President of Global Project Management at Novartis/Sandoz Pharmaceuticals Corporation, where he had responsibility for strategic planning and development of the company’s dermatology portfolio. Dr. Birnbaum is also a co-founder and former Chief Medical Officer of Kythera Biopharmaceuticals, and has served on the board of directors of Excaliard Pharmaceuticals (a company recently acquired by Pfizer) and on the scientific advisory boards of several companies.

Education:

●	B.S. in Biology from Trinity College in Connecticut

●	Ph.D. in Pharmacology from the University of Wisconsin

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Dr. Birnbaum has served on our Board for 8 years, and has gained a deep understanding of the workings and direction of the Company. He has successfully guided the Company through leadership and strategy transitions evidencing his commitment to the Company and his willingness to adapt to ensure its continued success.

Pharmaceutical Background

Dr. Birnbaum has extensive experience in pharmacology, having served as a practicing pharmacologist and consultant for over a decade. Dr. Birnbaum also was the co-founder and former Chief Medical Officer of Kythera.

Leadership

Dr. Birnbaum has extensive leadership experience in the pharmaceutical industry. He has co-founded a biopharmaceutical company, served on the board of directors for companies in the industry, as well as, serving on several scientific advisory boards in the life sciences field.

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Jim Schutz Current Position: Director Since: Age:	President, Chief Executive Officer, Director May 2004 52

Mr. Schutz was appointed our President and Chief Executive Officer on February 4, 2013. Prior to this appointment, he most recently held the position of our Chief Operating Officer and General Counsel, and has served in various other capacities as an executive officer of our Company since August 2003. From August 2001 to August 2003, Mr. Schutz served as General Counsel at Jomed (formerly EndoSonic Corp.), an international medical device company. From 1999 to July 2001, Mr. Schutz served as in-house counsel at Urban Media Communications Corporation, an internet/telecom company based in Palo Alto, California.

Education:

●	B.A. in Economics from the University of California, San Diego

●	J.D. from the University of San Francisco School of Law

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Schutz has been working for our Company for 13 years in various positions, and has gained a deep understanding of the workings and direction of our Company. Through his experience within the Corporation, Mr. Schutz has gained the knowledge, expertise, and ideas, to take Oculus to higher levels as its President and Chief Executive Officer.

Legal Background

Mr. Schutz has significant legal experience. He

●        served as General Counsel to our Company from 2003 to 2012;

●        served as Jomed’s General Counsel from 2001 to 2003; and

●        served as General Counsel at Urban Media Communications Corporation from 1999 to 2001.

Mr. Schutz is able to consistently utilize his legal training and experience when making decisions in the best interest of the Company.

Leadership

Mr. Schutz has extensive leadership experience in our Company having served as its President, CEO and COO. Through these roles he has gained the insight into the unique management style that makes our Company successful.

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Jerry McLaughlin Current Position: Director Since: Age: Committee Membership:	Lead Independent Director March 2013 67 Compensation (Chair)

Mr. McLaughlin served as Interim Chief Executive Officer of Applied BioCode, Inc. from November 2011 to April 2013. In April 2011, he also founded and currently serves as Chairman and Chief Executive Officer, of DataStream Medical Imaging Systems, Inc., a start-up to develop diagnostic imaging software applications that work in conjunction with existing digital radiology platforms. He previously served as President of DataFlow Information Systems, from July 2007 to December 2011, and President and Chief Executive Officer of CompuMed, Inc. from May 2002 to June 2007. Mr. McLaughlin also serves on the board of directors of DataStream Medical Imaging Systems, Inc., a private company in the medical imaging software industry.

Education:

●	B.S. in Pharmacy from State University of New York at Buffalo

Special Knowledge, Skills, and Abilities:

Sales and Marketing Mr. McLaughlin possesses significant sales and marketing experience, having worked with several companies in the scientific industry.

Healthcare Industry

Mr. McLaughlin has a depth of experience operating and serving as senior management in the scientific, software and medical device industry, including having positions of increasing authority at DataStream Medical Imaging Systems; DataFlow Information Systems and CompuMed, Inc.

Leadership Mr. McLaughlin has extensive leadership experience both as a director and executive at multiple companies. His range of experiences offers versatility and skill in many areas of leadership.

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Board Meetings

Our Board of Directors held 11 meetings in fiscal year 2015 and, in addition, took action from time to time by unanimous written consent. In fiscal year 2015, no incumbent director attended fewer than 75% of the total number of Board meetings (held during the period for which such director served) and average attendance of our incumbent directors at Board and applicable Committee meetings was 90%. The independent directors met regularly in executive sessions without the participation of the Chief Executive Officer or the other members of management. We do not have a policy that requires the attendance of directors at our Annual Meetings of Stockholders. Our Chief Executive Officer and President, Mr. Jim Schutz, attended the 2014 Annual Meeting of Stockholders held on September 10, 2014.

Committees of the Board of Directors

Our Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the NASDAQ Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee and its Nominating and Corporate Governance Committee. Copies of these charters are available on our website at http://ir.oculusis.com/governance.cfm. In addition to the number of meetings referenced below, the Committees also took actions by unanimous written consent.

Information about each of our committees is stated below

Name of Committee Member	Audit	Compensation	Nominating and Corporate Governance
Sharon Barbari	«		●
Jerry McLaughlin		«
Russell Harrison	●	●	«
Jay Birnbaum	●

«Committee Chair

Audit Committee

Sharon Barbari Committee Chair	Other Committee Members: Jay Birnbaum, and Russell Harrison Meetings Held in Fiscal Year 2015: 5

Primary Function:

To assist the Board of Directors in fulfilling its oversight responsibilities related to our financial statements, system of internal control over financial reporting, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with us; and meet with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes.

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Compensation Committee

Jerry McLaughlin Committee Chair	Other Committee Members: Russell Harrison Meetings Held in Fiscal Year 2015:5

Primary Function:

To assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of our Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.

The Compensation Committee has engaged Radford Survey & Consulting, an Aon Hewitt Company (“Radford”) as its independent external advisor to advise them on the overall size and scope of equity compensation for the Company as a whole. Radford also provided guidance on the structure of potential equity compensation for directors, executive officers and employees. The Compensation Committee reviewed its relationship with Radford, considered Radford’s independence and the existence of potential conflicts of interest, and determined that the engagement of Radford did not raise any conflict of interest or other issues that would adversely impact Radford’s independence. In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the SEC and NASDAQ rules regarding compensation advisor conflicts of interest and independence.

Nominating and Corporate Governance Committee

Russell Harrison Committee Chair	Other Committee Members: Sharon Barbari Meetings Held in Fiscal Year 2015: 3

Primary Function:

To identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its Committees, and to monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to director candidates proposed by stockholders, and review, on an annual basis, the functioning and effectiveness of the Board and its Committees.

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Director Independence and Related Person Transactions

Independent Directors

Standard for Independence—We determine independence using the definitions set forth in the NASDAQ Listing Rules and the rules under the Securities Exchange Act of 1934. These definitions define independence based on whether the director or a family member of the director has been employed by the Company in the past three years, how much compensation the director or family member of a director received from the Company, how much stock the director or a family member of the director owns in the Company and whether the director or a family member of the director is associated with the Company’s independent auditor.

As of July 13, 2015, we have determined that the following directors are independent:

• Sharon Barbari

• Russell Harrison

• Jerry McLaughlin; and

• Jay Birnbaum

Related Person Transactions

It is our policy that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of our Company. This policy is included in our Code of Business Conduct, and our Board formally adopted a Related Party Transaction Policy and Procedures in July 2007 for the approval of interested transactions with persons who are Board members or nominees, executive officers, holders of 5% of our common stock, or family members of any of the foregoing. The Related Party Transaction Policy and Procedures are administered by our Audit Committee. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee. There have been no relevant related party transactions meeting the disclosure requirements in this period.

Arrangements or Understandings between our Executive Officers or Directors and Others

There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he was or is to be selected as a director or officer.

Information about Corporate Governance

Board Leadership Structure

Since February 1, 2013, we have had separate individuals serving as Chairman of the Board of Directors and our Principal Executive Officer. Mr. Jim Schutz began serving as our Chief Executive Officer on February 1, 2013. The Board appointed Mr. Jerry McLaughlin to serve as the Lead Independent Director effective March 26, 2014. As Chief Executive Officer, Mr. Schutz manages the day-to-day affairs of the Company and, as Lead Independent Director, Mr. McLaughlin leads the Board meetings and leads the Board in overseeing management.

The Board believes that this structure is currently serving our Company well, and intends to maintain it where appropriate and practicable in the future. We have had varying board leadership models over our history, at times separating the positions of Chairman and Chief Executive Officer and at times combining the two. The Board believes that the right structure should be informed by the needs and circumstances of our Company, the Board and our stockholders, and we believe having an independent director lead the Board best serves these interests.

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Risk Oversight Management

The Board of Directors takes an active role, as a whole, and at the committee level, in overseeing management regarding our Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing our Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; risks associated with director independence and potential conflicts of interest are overseen by the Audit Committee or the full Board of Directors. The Board has in the past and plans to, when necessary in the future, create a Special Transaction Committee to review potential or actual conflicts of interest. Additional review or reporting on enterprise risks is conducted as needed, or as requested by the full Board of Directors, or the appropriate committee.

Director Nominations

The Board of Directors nominates directors for election at each Annual Meeting of Stockholders and appoints new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select nominees for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. We do not have a formal diversity policy. However, the Nominating and Corporate Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, healthcare, manufacturing, marketing and sales, education, legal, government affairs, regulatory affairs, research and development, business development, international aspects of our business, technology and in other areas that are relevant to our activities.

The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to Oculus and the Board of Directors, high personal and professional ethics and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee also believes it appropriate for key members of our management to participate as members of the Board of Directors. Prior to each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board of Directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee or by stockholders. The Committee recommended the nominees for election included in this Proxy Statement.

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A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify Oculus’ Secretary, or any member of the Committee, in writing and include any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Oculus’ Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not earlier than 90 days nor more than 120 days in advance of the one-year anniversary of the date the Proxy Statement was released to the stockholders in connection with the previous year’s Annual Meeting of Stockholders; however, if we have not held an Annual Meeting in the previous year or the date of the Annual Meeting is changed by more than 30 days from the date contemplated at the time of the mailing of the prior year’s Proxy Statement, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the Annual Meeting or the seventh day following the first public announcement of the Annual Meeting date. Information required by the Bylaws to be in the notice includes the name and contact information for the candidate, the name and contact information of the person making the nomination, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and must include the information required by, our Bylaws and must be addressed to: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. Please include your name and address in the written communication and indicate whether you are a stockholder of Oculus. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board of Directors based on the subject matter.

Director Compensation

The following table sets forth the amounts and the value of other compensation earned or paid to our directors for their service in fiscal year 2015.

Name of Director	Fees Earned or Paid in Cash ($)	Option Awards ($)[1,2]	Total ($)
Jim Schutz[3]	0	0	0
Russell Harrison[6]	27,250	20,759[4]	48,009
Sharon Barbari[7]	27,250	18,131[4]	45,381
Jay Birnbaum[8]	73,750	40,559[4,5]	114,309
Jerry McLaughlin[9]	76,250	51,070[4,5]	127,320

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(1)	The table omits the columns stock awards, non-equity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings and all other compensation because our directors did not receive any of these compensation items in fiscal year 2015.
(2)	Represents the aggregate grant date fair value of stock option awards granted during the fiscal year ended March 31, 2015 as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated for the fiscal year ended March 31, 2015, on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2015, included in our Annual Report on Form 10-K filed with the SEC on June 16, 2015. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended March 31, 2015.
(3)	As a Company employee, Mr. Schutz did not receive compensation for his service as a director during the fiscal year ended March 31, 2015.
(4)	Pursuant to our non-employee director compensation plan effective March 26, 2014, as amended, non-employee directors may elect to receive any fees, except for audit committee fees in options to purchase shares of our common stock, such options shall vest immediately and the exercise price shall be the closing price of the Company’s stock on the date such options are granted. All of our directors elected to receive a portion of their retainer in stock options as indicated in the table below.

Director	Amount in $	Number of Shares received in Lieu of Cash
Russell Harrison	20,759	23,974
Sharon Barbari	18,131	20,939
Jay Birnbaum	17,081	19,726
Jerry McLaughlin	27,592	31,864

(5)	Pursuant to our non-employee director compensation plan in effect for the fiscal year ended March 31, 2015, after each of our regularly scheduled Annual Meetings of Stockholders, each non-employee director was automatically granted an annual option to purchase 15,000 shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. On October 1, 2014, we granted 15,000 options to purchase 15,000 shares of our common stock with an exercise price of $2.21 per share, with a fair value of $23,478, to both Mr. Birnbaum and Mr. McLaughlin, with the options vesting in equal monthly increments over a period of one year, and set to expire on October 1, 2024.
(6)	For the fiscal year ended in March 31, 2015, Mr. Harrison earned $47,000 for his services as a director. Of this aggregate amount of $47,000, Mr. Harrison received $32,500 as his annual retainer for serving on the Board, $7,500 for his services as a non-chairperson on the Audit Committee, $2,000, for his services as a non-chairperson on the Compensation Committee and $5,000, for his services as the chairperson of the Nominations and Corporate Governance Committee. The retainer fee reflects a payment of $6,813 in cash and $4,938 in options made in June 2015 for service during the period of January 1, 2015 through March 31, 2015. Other than the retainer for his services as a member of the Audit Committee, which must be paid in cash, Mr. Harrison elected to receive 50% of the aggregate retainer owed for his services as a director in stock options, in lieu of cash.

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(7)	For the fiscal year ended in March 31, 2015, Ms. Barbari earned $44,500 for her services as a director. Of this aggregate amount of $44,500, Ms. Barbari received $32,500 as her annual retainer for serving on the Board, $10,000 for her services as the chairperson of the Audit Committee, $2,000, for her services as a non-chairperson of the Nominating and Corporate Governance Committee. The retainer fee reflects a payment of $6,813 in cash and $4,313 in options made in June 2015 for service during the period of January 1, 2015 through March 31, 2015. Other than the retainer for her services as a member of the Audit Committee, which must be paid in cash, Ms. Barbari elected to receive 50% of the aggregate retainer owed for her services as a director in stock options, in lieu of cash.
(8)	For the fiscal year ended in March 31, 2015, Mr. Birnbaum earned $40,000 for his services as a director. Of this aggregate amount of $40,000, Mr. Birnbaum received $32,500 as his annual retainer for serving on the Board, $7,500 for his services as a non-chairperson on the Audit Committee. The retainer fee reflects a payment of $50,000 made in arrears in FY 2015 for services performed as a member of the Special Transaction Committee relating to the IPO of Ruthigen, Inc., a formerly wholly owned subsidiary of our Company, in the fiscal year ended March 31, 2014, and a payment of $5,938 in cash and $4,063 in options made in June 2015 for service during the period of January 1, 2015 through March 31, 2015. Other than the retainer for his services as a member of the Audit Committee, which must be paid in cash, Mr. Birnbaum elected to receive 50% of the aggregate retainer owed for his services as a director in stock options, in lieu of cash.
(9)	For the fiscal year ended in March 31, 2015, Mr. McLaughlin earned $52,500 for his services as a director. Of this aggregate amount of $52,500, Mr. McLaughlin received $32,500 as his annual retainer for serving on the Board, $15,000 for his annual retainer as the Lead Independent Director and $5,000, for his services as the chairperson of the Compensation Committee. The retainer fee reflects a payment of $50,000 made in arrears in FY 2015 for services performed as a member of the Special Transaction Committee relating to the IPO of Ruthigen, Inc., a formerly wholly owned subsidiary of our Company, in the fiscal year ended March 31, 2014, and a payment of $6,563 in cash and $6,563 in options made in June 2015 for service during the period of January 1, 2015 through March 31, 2015. Mr. McLaughlin elected to receive 50% of the aggregate retainer owed for his services as a director in stock options, in lieu of cash.

Narrative to Director Compensation Table

Non-employee Director Compensation Plan Effective March 26, 2014, as amended.

Pursuant to our non-employee director compensation plan effective March 26, 2014, as amended, each nonemployee director is entitled to the following annual retainers:

• Board Member	$32,500
• Lead Independent Director	$15,000
• Chair of the Audit Committee	$10,000
• Chair of the Compensation Committee	$5,000
• Chair of the Nominating and Corporate Governance Committee	$5,000
• Audit Committee member (other than Chair)	$7,500
• Compensation Committee Member (other than Chair)	$2,000
• Nominating and Corporate Governance Committee Member (other than the Chair)	$2,000

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All Audit Committee retainers must be paid in cash. All other retainers may be paid in cash, options or as a stock grant, at the election of each director. We also reimburse our nonemployee directors for reasonable expenses in connection with attendance at board of director and committee meetings.

In addition to cash compensation for services as a member of the board, non-employee directors are also eligible to receive nondiscretionary, automatic grants of stock options under the Non-Employee Director Compensation Plan. An outside, non-employee director who joins our board is automatically granted an initial option to purchase 50,000 shares upon first becoming a member of our board. The initial option vests and becomes exercisable over three years, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly increments thereafter. After each of our regularly scheduled Annual Meetings of Stockholders, each non-employee director is automatically granted an option to purchase 15,000 shares of our common stock, provided that no annual grant shall be granted to a non-employee director in the same calendar year that such person received his or her initial grant. These options vest in equal monthly increments over the period of one year.

In July 2014, the Board eliminated the provisions in the 2006 Plan that provided for automatic option grants to non-employee directors to eliminate redundancy in our non-employee director compensation.

Share Ownership

Equity Compensation Plan Information

Pursuant to Item 201(d) of Regulation S-K, “Securities Authorized for Issuance Under Equity Compensation Plans,” we are providing the following information summarizing information about our equity compensation plans as of March 31, 2015.

Plan Category	Number of Securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,877,000	$6.96	1,456,000
Equity compensation plans not approved by security holders	–	–	–
Total	2,877,000	$6.96	1,456,000

Our Oculus Innovative Sciences, Inc. Amended and Restated 2006 Stock Incentive Plan and our Oculus Innovative Sciences, Inc. 2011 Stock Incentive Plan were adopted with the approval of our stockholders, and we have previously provided the material terms of such plans.

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Outstanding Equity Awards

The following table shows grants of options outstanding on March 31, 2015, the last day of our last completed fiscal year, to each of the Named Executive Officers named in the Summary Compensation Table.

Effective as of the open of business on April 1, 2013, we effected a reverse stock split of our common stock, par value $0.0001 per share. Every 7 shares of common stock were reclassified and combined into one share of common stock. No fractional shares were issued as a result of the reverse stock split. Instead, each resulting fractional share of common stock was rounded up to one whole share. All shares and per share data have been adjusted to reflect a 1 for 7 reverse stock split, effective April 1, 2013.

Name	Grant Date	Initial Number of Securities Granted	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Expiration Date
Jim Schutz[1]	10/1/2005	893	0	$71.12	893	0	10/1/2015
	6/15/2007	6,624	0	$50.89	6,624	0	6/15/2017
	3/10/2009	26,357	0	$7.63	26,357	0	3/10/2019
	2/10/2010	17,857	0	$13.37	17,857	0	2/10/2020
	6/7/2010	8,929	0	$13.79	8,929	0	6/7/2020
	3/31/2011	19,643	0	$14.07	19,643	0	3/31/2021
	6/16/2011	7,143	0	$11.20	7,143	0	6/16/2021
	3/7/2012	26,786	0	$8.75	26,786	0	3/7/2022
	8/24/2012	21,429	0	$6.51	18,452	2,977	8/24/2022
	9/19/2013	100,000	0	$6.00	50,000	50,000	9/19/2023
Robert Miller[2]	10/1/2005	893	0	$71.12	893	0	10/1/2015
	3/10/2009	26,357	0	$7.63	26,357	0	3/10/2019
	6/7/2010	26,786	0	$13.79	26,786	0	6/7/2020
	3/31/2011	1,786	0	$14.07	1,786	0	3/31/2021
	6/16/2011	25,000	0	$11.20	25,000	0	6/16/2021
	3/7/2012	8,929	0	$8.75	8,929	0	3/7/2022
	8/24/2012	21,429	0	$6.51	18,452	2,977	8/24/2022
	9/19/2013	26,756	0	$2.97	13,377	13,379	9/19/2023
	3/4/2014	130,105	0	$3.90	43,367	86,738	3/4/2024
Bruce Thornton[3]	5/6/2005	2,857	0	$30.80	2,857	0	5/6/2015
	10/1/2005	10,089	0	$71.12	10,089	0	10/1/2015
	6/15/2007	3,571	0	$50.89	3,571	0	6/15/2017
	12/9/2008	27,143	0	$2.80	6,975**	0	12/9/2018
	6/7/2010	14,286	0	$13.79	14,286	0	6/7/2020
	6/16/2011	26,786	0	$11.20	26,786	0	6/16/2021
	3/7/2012	8,929	0	$8.75	8,929	0	3/7/2022
	9/19/2013	18,729	0	$2.97	9,364	9,365	9/19/2023
	3/4/2014	108,013	0	$3.90	36,003	72,010	3/4/2024
Robert Northey[4]	10/1/2005	1,964	0	$71.12	1,964	0	10/1/2015
	1/3/2006	714	0	$71.12	714	0	1/3/2016
	6/15/2007	4,821	0	$50.89	4,821	0	6/15/2017
	12/9/2008	14,286	0	$2.80	14,286	0	12/9/2018
	2/25/2010	12,857	0	$12.81	12,857	0	2/25/2020
	5/17/2011	15,714	0	$13.23	15,714	0	5/17/2021
	9/19/2013	18,729	0	$2.97	9,364	9,365	9/19/2023
	3/4/2014	100,702	0	$3.90	33,567	67,135	3/4/2024

*8,571 shares have been exercised.

**20,168 shares were exercised.

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(1)	Options with an expiration date of March 7, 2022 vested immediately as to 11,143 shares and will vest 1/36th over a three-year vesting schedule commencing on the date of grant as to the remaining shares. Options with an expiration date of August 24, 2022, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant. Options with an expiration date of September 19, 2023, will vest quarterly over a three-year vesting schedule commencing on the date of grant. The options expiring on September 19, 2023, represent 1/3 of the equity grant awarded to Mr. Schutz pursuant to our entry into a new employment agreement with him effective June 20, 2013. Due to award limitations of our equity plans, the full grant of 300,000 options must be granted in tranches.
(2)	Options with an expiration date of March 7, 2022, vested immediately as to 2,143 shares and will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant as to the remaining shares. Options with an expiration date of August 24, 2022 and March 4, 2024, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant. Options with an expiration date of September 19, 2023, will vest quarterly over a three-year vesting schedule commencing on the date of grant.
(3)	Options with an expiration date of March 7, 2022, vested immediately as to 2,143 shares and will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant as to the remaining shares. Options with an expiration date of September 19, 2023 or March 4, 2024, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant.
(4)	Options with an expiration date of September 19, 2023 or March 4, 2024, will vest 1/36th per month over a three-year vesting schedule commencing on the date of grant.

Narrative to Outstanding Equity Awards Table

Retirement Benefits

On January 1, 2011, we established a qualified 401(k) employee savings and retirement plan for all regular full-time U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to 4% of an employee’s contributions. All contributions are immediately fully vested. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options. Company contributions to the 401(k) plan amounted to an aggregate of $137,000 for the year ended March 31, 2015.

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Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of July 13, 2015, as to shares of our common stock beneficially owned by: (1) each of our Named Executive Officers listed in the Summary Compensation Table, (2) each of our current directors and (3) all of our directors and executive officers as a group. We currently do not know of any shareholder who beneficially owns 5% or more of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after July 13, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner[1]	Nature of Beneficial Ownership	Shares Owned	Shares-rights to acquire[2]	Total Number	Percentage of Shares Beneficially Owned[3]
Jim Schutz[4]	President, Chief Executive Officer, and Director	20,885	201,656	222,541	1.4%
Robert Miller[5]	Chief Financial Officer	10,429	191,838	202,267	1.3%
Bruce Thornton[6]	Executive Vice President of International Operations and Sales	0	135,566	135,566	*
Sharon Barbari[7]	Director	0	40,259	40,259	*
Russ Harrison[8]	Director	0	49,256	49,256	*
Jerry McLaughlin[9]	Lead Independent Director	0	93,886	93,886	*
Jay Birnbaum[10]	Director	0	130,862	130,862	*
Bob Northey[11]	Executive Vice President of Research and Development	0	111,632	111,632	*
Directors and Officers as a Group		31,314	954,955	986,269	5.8%

* Indicates ownership of less than 1.0%.

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(1)	Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954.

(2)	Represents shares subject to outstanding stock options and warrants currently exercisable or exercisable, or currently vested or that will vest, within 60 days of July 13, 2015.

(3)	On July 13, 2015, we had 15,956,565 shares of common shares issued and outstanding.

(4)	Mr. Schutz is our President and Chief Executive Officer. He is also a member of our Board of Directors. Mr. Schutz beneficially owns 20,885 shares of common stock and 201,656 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 13, 2015.

(5)	Mr. Miller is our Chief Financial Officer. Mr. Miller beneficially owns 10,429 shares of common stock, which includes 8,572 shares held by The Miller 2005 Grandchildren’s Trust, for which Mr. Miller and his wife, Margaret I. Miller, are the trustees. Mr. Miller and Ms. Miller share voting and dispositive control over the shares held by The Miller 2005 Grandchildren’s Trust. Mr. Miller also beneficially owns 191,838 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 13, 2015.

(6)	Mr. Thornton is our Executive Vice President of International Operations and Sales. Mr. Thornton beneficially owns 0 shares of common stock and 135,566 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 13, 2015.

(7)	Ms. Barbari is a member of our Board of Directors. She beneficially owns 0 shares of common stock and 40,259 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 13, 2015.

(8)	Mr. Harrison is a member of our Board of Directors. He beneficially owns 0 shares of common stock and 49,256 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 13, 2015.

(9)	Mr. McLaughlin is a member of our Board of Directors and was appointed as Lead Independent Director on March 26, 2014. He beneficially owns 0 shares of common stock and 93,886 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 13, 2015.

(10)	Dr. Birnbaum is a member of our Board of Directors. He beneficially owns 0 shares of common stock and 130,862 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 13, 2015.

(11)	Mr. Northey is our Executive Vice President of Research and Development. He beneficially owns 0 shares of common stock and 111,632 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of July 13, 2015.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting person that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2015.

Executive Compensation

Executive Officers’ Biographies and Qualifications

Below are the biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Oculus are stated below.

Jim Schutz Current Position:	President, Chief Executive Officer, Director
Age:	52
For Mr. Schutz’s full biography, please refer to page 14 in the section entitled “Director Biographies and Qualifications.”

Robert Miller Current Position: Age:	Secretary, Chief Financial Officer, Chief Operating Officer 72

Mr. Miller has served as our Chief Financial Officer since June 2004 and Secretary and Chief Operating Officer since February 2013. He was a consultant to us from March 2003 to May 2004. Mr. Miller has served as a director of Scanis, Inc. since 1998 and served as the acting Chief Financial Officer of Scanis from 1998 to June 2006. He was a Chief Financial Officer consultant to Evit Labs from June 2003 to December 2004, Wildlife International Network from October 2002 to December 2005, Endoscopic Technologies from November 2002 to March 2004, Biolog from January 2000 to December 2002 and Webware from August 2000 to August 2002. Prior to this, Mr. Miller was the Chief Financial Officer for GAF Corporation, Penwest Ltd. and Bugle Boy, and the Treasurer of Mead Corporation.

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Education:

●	B.A. in Economics from Stanford University

●	MBA in Finance from Columbia University

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Miller has been working for our Company for 12 years. In addition to serving as our Company’s CFO for a decade, he has also served as the Chief Operating Officer for several years. Due to his experience with Oculus, he has a deep understanding of the workings and direction of our Company. In addition, Mr. Miller served as the Chief Operating Officer of the Corporation for several years.

Financial Background In addition to serving as our Company’s CFO for a decade, Mr. Miller has served as a CFO for a variety of companies for over 20 years.

Bruce Thornton Current Position: Age:	Executive Vice President of International Operations and Sales 51

Mr. Thornton has served as our Executive Vice President of International Operations and Sales since June 2005. Mr. Thornton served as our General Manager for U.S. operations from March 2004 to July 2005. He served as Vice President of Operations for Jomed (formerly EndoSonic Corp.) from January 1999 to September 2003, and as Vice President of Manufacturing for Volcano Therapeutics, an international medical device company, following its acquisition of Jomed, until March 2004.

Education:

●	BS in Aeronautical Science from Embry-Riddle Aeronautical University

●	MBA from National University

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Special Knowledge, Skills, and Abilities:

Business Development

Mr. Thornton has been working for our Company for a decade. During nine of those years, he served as Executive Vice President of International Operations and Sales. He has an extensive knowledge of our operations, the market for our products and our vision and goals for the future.

Business Operations

Mr. Thornton has extensive experience managing operations. In addition to serving as our Company’s Vice President of International Operations and Manager of Operations for a decade, Mr. Thornton has managed major business operations for other companies in the industry for over 15 years.

Leadership Mr. Thornton has served both as an executive and high level manager at our Company for a decade and has served in similar roles at other companies in the medical device sector.

Robert Northey, Ph.D. Current Position: Age:	Executive Vice President of Research and Development 58

Robert Northey, Ph.D. has served as our Executive Vice President of Research and Development since July 2005. Dr. Northey served as a consultant to us from May 2001 to June 2005. From August 1998 until June 2005, he was an assistant professor in the paper science and engineering department at the University of Washington. Dr. Northey received a B.S. in wood and fiber science and a Ph.D. in wood chemistry, each from the University of Washington.

Education:

●	B.S. in Wood and Fiber Science from the University of Washington

●	Ph.D. in Wood Chemistry from the University of Washington

Special Knowledge, Skills, and Abilities:

Extensive Knowledge of the Company’s Business

Mr. Northey has been working for our Company for 10 years. Due to his experience with Oculus, both as a consultant and as director for our research and development team, he has a deep understanding of the workings and direction of the Company.

Research and Development

Mr. Northey worked for our Company as a consultant and director of research and development for over 12 years. Under his leadership, we developed more than 25 products that were successfully launched.

Leadership Mr. Northey has served both as an executive and high level manager at our Company for 10 years.

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Named Executive Officers

This Proxy Statement contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended March 31, 2015, or fiscal year 2015. For fiscal year 2015, in accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

•	Jim Schutz, Chief Executive Officer
•	Bob Miller, Chief Financial Officer
•	Bruce Thornton, Executive Vice President of International Sales
•	Robert Northey, Executive Vice President of Research and Development

Compensation Overview

We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Role of the Compensation Committee

The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to our major compensation plans, policies and programs. All compensation for our executive officers is determined by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is charged with the responsibility of reviewing the performance and establishing the total compensation of our executive officers on an annual basis. The Compensation Committee often discusses compensation matters as part of regularly scheduled board and committee meetings. The Compensation Committee administers our Oculus Innovative Sciences, Inc. Amended and Restated 2006 Stock Incentive Plan and our Oculus Innovative Sciences, Inc. 2011 Stock Incentive Plan, and is responsible for approving grants of equity awards under such plans. The Compensation Committee acts under the authority of a written charter, which is available on our website at http://ir.oculusis.com/documentdisplay.cfm?DocumentID=2201.

The Compensation Committee has engaged Radford as its independent external advisor. The Compensation Committee considers analysis and advice from Radford when making compensation decisions and recommendations for the Chief Executive Officer, the executive officers, and employees and when making decisions on plan design. Radford provides recommendations on Chief Executive Officer pay directly to the Compensation Committee without consulting the Chief Executive Officer or management.

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Radford attends the Compensation Committee meetings, and Compensation Committee members have direct access to the advisor without management involvement. The Compensation Committee has the sole authority to hire and terminate the advisor. The advisor sometimes obtains input from management to ensure that the recommendations and advice reinforce Oculus’ business strategy, principles and values.

The services performed by Radford have been limited to executive and director compensation consulting. Radford is prohibited from undertaking any other work with Oculus management or employees, and undertook no such work in FY 2015.

Compensation Philosophy and Objectives

The Compensation Committee’s compensation objectives are to:

•	attract and retain highly qualified individuals with a demonstrated record of achievement;
•	reward past performance;
•	provide appropriate incentives for future performance; and
•	align the interests of our executive officers with the interests of the stockholders.

To achieve this, we currently offer a competitive total compensation package consisting of: base salary; non-equity incentive plan compensation opportunities; employee benefits including group life insurance, health and dental care insurance; and certain other perquisites, including personal use of a Company automobile.

The Compensation Committee believes that compensation for our executive officers should be based on our Company performance. Due to the size of our Company, the performance of the executive officers directly affects all aspects of our results. Therefore, the Compensation Committee typically has developed variable compensation packages and bonus plans for executive officers that are largely based on our Company’s performance rather than upon individual performance measures. The Compensation Committee also considers our industry and geographic location norms in determining the various elements and amounts of compensation for our executive officers.

Compensation Structure

The Compensation Committee establishes a total targeted cash compensation amount for each executive officer, which includes base salary and non-equity incentive compensation, intended to be an incentive for the executive officers to achieve above normal financial results for our business and to appropriately compensate the executive officers for successfully achieving such performance. We believe the elements of our executive compensation program will deliver long-term stockholder value and encourage executive officers to remain employed with our Company.

Pursuant to our annual bonus plan, each executive officer has the potential to earn an annual bonus based on the Compensation Committee’s assessment of the officer’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for each employee and executive officer are set forth in the bonus plan.

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executive officers.

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Summary Executive Compensation Table for the Fiscal Years Ended March 31, 2015 and 2014

The following table sets forth, for the fiscal years ended March 31, 2015 and 2014, all compensation paid or earned by (i) all individuals serving as our Principal Executive Officer during our fiscal years ended March 31, 2015 and 2014; (ii) all individuals serving as our Principal Financial Officer during our fiscal years ended Mar 31, 2015 and 2014; (iii) our two most highly compensated executive officers, other than our Principal Executive Officer, who were serving as executive officers at the end of our fiscal year ended March 31, 2015 and 2014; and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. These executive officers are referred to herein as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year Ended Mar. 31	Salary ($)	Bonus ($)	Option Awards ($)[1,2]	All Other Compensation ($)	Total ($)
Jim Schutz[3] President, Chief Executive Officer and Director	2015	$250,000	$0	$0	$46,215[4]	$296,215
	2014	$263,462[3]	$0	$180,390	$42,740[5]	$486,592
Robert Miller Secretary and Chief Financial Officer	2015	$250,000	$0	$0	$71,053[6]	$321,053
	2014	$250,000	$0	$423,663	$66,758[7]	$740,421
Bruce Thornton Executive Vice President of International Operations and Sales	2015	$250,000	$20,000[8]	$0	$55,860[9]	$325,860
	2014	$250,000	$0	$344,302	$47,558[10]	$641,860
Robert Northey Executive Vice President of Research and Development	2015	$185,000	$50,000[11]	$0	$40,828[12]	$275,828
	2014	$185,000	$0	$323,699	$36,834[13]	$545,533

(1)	Represents the aggregate grant date fair value of stock option awards granted in the covered fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated for the covered fiscal year on the date of grant using the Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the year ended March 31, 2015, included in our Annual Report on Form 10-K filed with the SEC on June 29, 2015. The amounts in this column do not represent the actual amounts paid to or realized by our Named Executive Officers during the fiscal years ended March 31, 2015 and 2014.

(2)	The 2014 options were awarded pursuant to our Stock Incentive Plans in effect for the applicable fiscal year. No stock options were awarded during the fiscal year ended March 31, 2015.
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(3)	Mr. Schutz was appointed our President and Chief Executive Officer on February 4, 2013. His base salary amount for fiscal year 2013 remained the same as when he served as our Chief Operating Officer. On June 20, 2013, we entered into a new employment agreement with Mr. Schutz, and Mr. Schutz asked to reduce his salary by 16.67%, from $300,000/annually to $250,000/annually as of June 2013.

(4)	The 2015 perquisites and personal benefits for Mr. Schutz include (a) personal use of a Company automobile in the amount of $2,055, (b) matching 401k contribution in the amount of $10,000, and (c) payment of $34,160 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Schutz.

(5)	The 2014 perquisites and personal benefits for Mr. Schutz include (a) personal use of a Company automobile in the amount of $1,880; (b) matching 401k contribution in the amount of $10,539; and (c) payment of $30,322 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Schutz.

(6)	The 2015 perquisites and personal benefits for Mr. Miller include (a) matching 401k contribution in the amount of $10,000, and (b) payment of $61,053 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Miller.

(7)	The 2014 perquisites and personal benefits for Mr. Miller include (a) personal use of a Company automobile in the amount of $2,870; (b) matching 401k contribution in the amount of $10,000; and (c) payment of $53,888 to cover premium for life, health, dental and vision insurance policy for the benefit of Mr. Miller.

(8)	Mr. Thornton’s 2015 bonus consisted of a one-time cash bonus of $20,000 which was paid in FY 2016.

(9)	The 2015 perquisites and personal benefits for Mr. Thornton include (a) a car allowance in the amount of $11,700, (b) matching 401k contribution in the amount of $10,000, and (c) payment of $34,160 to cover premiums for life insurance, health, dental and vision policies for the benefit of Mr. Thornton.

(10)	The 2014 perquisites and personal benefits for Mr. Thornton include (a) a car allowance in the amount of $11,700, (b) matching 401k contribution in the amount of $10,000; (c) payment of $25,858 to cover premiums for life insurance, health, dental and vision policies for the benefit of Mr. Thornton.

(11)	Mr. Northey’s bonus compensation consisted of a one-time cash bonus of $30,000 for FY 2014, paid in FY 2015, and a one-time cash bonus of $20,000 for FY 2015 which was paid in FY 2016.

(12)	The 2015 perquisites and personal benefits for Mr. Northey include (a) matching 401k contribution in the amount of $7,400, and (b) payment of $33,428 to cover premiums for life insurance, health, dental and vision policies for the benefit of Mr. Northey.

(13)	The 2014 perquisites and personal benefits for Mr. Northey include (a) matching 401k contribution in the amount of $7,400, and (b) payment of $29,434 to cover premiums for life insurance, health, dental and vision policies for the benefit of Mr. Northey.
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Employment Agreements and Potential Payments upon Termination

Employment Agreements with Mr. Jim Schutz and Mr. Robert Miller

On June 20, 2013, we entered into new employment agreements with Jim Schutz, our President and Chief Executive Officer, and Robert Miller, our Chief Financial Officer, to reflect their current roles and responsibilities.

The terms of the new employment agreement provide for an annual salary of $250,000 for Mr. Schutz and Mr. Miller, respectively, or such other amount as the Board of Directors may set. The Compensation Committee of the Board of Directors, on June 20, 2013, also approved an equity grant to Mr. Schutz pursuant to which Mr. Schutz was issued 300,000 common stock options with an exercise price of $6.00 per share.

The employment agreements provide each executive with certain separation benefits in the event of termination without cause or resignation by Messrs. Schutz or Miller for good reason; as such terms are defined in the employment agreement. In the event Messrs. Schutz or Miller are terminated without cause or resigns for good reason, the respective executive is entitled to:

•	a lump severance payment equal to 18 times the average monthly base salary paid to the executive over the preceding 12 months (or for the term of the executive’s employment if less than 12 months);

•	automatic vesting of all unvested options and other equity awards;

•	the extension of exercisability of all options and other equity awards to at least 12 months following the date the executive terminates employment or, if earlier, until the option expires;

•	up to one year (the lesser of one year following the date of termination or until such executive becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA; and

•	a full gross up of any excise taxes payable by the executive under Section 4999 of the Internal Revenue Code because of the foregoing payments and acceleration (including the reimbursement of any additional federal, state and local taxes payable as a result of the gross up).

Messrs. Schutz or Miller may terminate their respective employment for any reason upon at least 30 days prior written notice. Receipt of the termination benefits described above is contingent on each executive executing a general release of claims against our Company, his resignation from any and all directorships and every other position held by him with our Company or any of our subsidiaries, and his return to our Company of all Company property received from or on account of our Company or any of our affiliates by such executive. In addition, the executive is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality provisions of his employment agreement, whether during or after the term of his employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if the executive does not comply with the non-solicitation provisions of his employment agreement, which prohibit a terminated executive from interfering with the business relations of our Company or any of our affiliates and from soliciting employees of our Company. These provisions apply during the term of employment and for two years following termination.

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Employment Agreements with Mr. Bruce Thornton and Mr. Robert Northey

We entered into an employment agreement, dated as of June 1, 2005, as amended on August 5, 2008, with Bruce Thornton, our Executive Vice President of International Operations and Sales. We also entered into an employment agreement with Mr. Robert Northey, our Executive Vice President of Research and Development on April 1, 2008. The terms of the employment agreements provide for an annual salary of $250,000 for Mr. Thornton and $185,000 for Mr. Northey, respectively, or such other amount as the Chief Executive Officer may set. Mr. Northey is entitled to receive an annual bonus of $50,000 upon meeting mutually agreed upon annual milestones.

The employment agreements provide each executive with certain separation benefits in the event of termination without cause or resignation by Messrs. Thornton or Northey for good reason; as such terms are defined in the employment agreement. In the event Messrs. Thornton or Northey are terminated without cause or resigns for good reason, the respective executive is entitled to:

•	a lump severance payment equal to 12 times the average monthly base salary paid to Mr. Thornton over the preceding 12 months (or for the term of the executive’s employment if less than 12 months) or equal to 6 times the monthly base salary paid to Mr. Northey in the calendar month immediately preceding the month of termination;

•	automatic vesting of all unvested options and other equity awards;

•	the extension of exercisability of all options and other equity awards to at least 12 months following the date the executive terminates employment or, if earlier, until the option expires;

•	up to one year (the lesser of one year following the date of termination or until such executive becomes eligible for medical insurance coverage provided by another employer) reimbursement for health care premiums under COBRA; and

•	a full gross up of any excise taxes payable by the executive under Section 4999 of the Internal Revenue Code because of the foregoing payments and acceleration (including the reimbursement of any additional federal, state and local taxes payable as a result of the gross up).

Messrs. Thornton or Northey may terminate their respective employment for any reason upon at least 30 days prior written notice. Receipt of the termination benefits described above is contingent on each executive executing a general release of claims against our Company, his resignation from any and all directorships and every other position held by him with our Company or any of our subsidiaries, and his return to our Company of all Company property received from or on account of our Company or any of our affiliates by such executive. In addition, the executive is not entitled to such benefits if he did not comply with the non-competition and invention assignment provisions of his employment agreement during the term of his employment or the confidentiality provisions of his employment agreement, whether during or after the term of his employment. Furthermore, we are under no obligation to pay the above-mentioned benefits if the executive does not comply with the non-solicitation provisions of his employment agreement, which prohibit a terminated executive from interfering with the business relations of our Company or any of our affiliates and from soliciting employees of our Company. These provisions apply during the term of employment and for two years following termination.

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Potential Payments upon Termination

The table below was prepared as though each of Messrs. Schutz, Miller, Thornton, and Northey had been terminated on March 31, 2015, the last day of our last completed fiscal year, without cause, or resigned for good reason, as that term is defined in the agreements with our Company. More detailed information about the payment of benefits, including duration, is contained in the discussion above. All such payments and benefits would be provided by our Company. The assumptions and valuations are noted in the footnotes.

Name	Salary Continuation ($)	Health and Welfare Benefits Continuation ($)[1]	Excise and Tax Gross-up ($)[2]
Jim Schutz	375,000	34,160	191,282
Robert Miller	375,000	61,053	203,855
Bruce Thornton	250,000	34,160	132,845
Robert Northey	92,500	33,428	58,871

(1)	Amount assumes our cost of providing life, health, dental and vision insurance at the same rate for 12 months.

(2)	In calculating these amounts we assumed a termination date on March 31, 2015, and the maximum Federal and California income and other payroll taxes, aggregating an effective tax rate of 46.75%.

Annual Incentive Plans

Pursuant to our annual Bonus Plan, employees and executive officers of our Company, including Messrs. Schutz, Miller, Thornton, and Northey have the potential to earn an annual bonus based on the Compensation Committee’s assessment of the individual’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for each employee and executive officer are set forth in the bonus plan. The Compensation Committee will generally determine whether a bonus pool for executive officers and non-executive employees will be established within a specified time period after the end of each fiscal year. If a bonus pool is established, the Compensation Committee has discretion to set appropriate bonus amounts within an executive officer’s bonus range, based on the Compensation Committee’s assessment of corporate and individual achievements.

The Compensation Committee may decide that bonuses awarded to executive officers and nonexecutive employees under the bonus plan will be paid in cash, stock options, stock or a combination of cash, options, and/or stock depending on our Company’s year-end cash position, cash needs and projected cash receipts. The Compensation Committee will not declare any bonus pool or grant any cash awards that will endanger our ability to finance our operations and strategic objectives or place us in a negative cash flow position, in light of our anticipated cash needs.

2015 Bonus Awards for Named Executive Officers

We awarded Mr. Northey, our Executive Vice President of Research and Development a bonus of $20,000 for his efforts related to the research and development and launch of new products in fiscal year 2015. The bonus was paid in fiscal year 2016.

We awarded Mr. Thornton, our Executive Vice President of International Operations and Sales, a bonus of $20,000 for meeting milestones established in his compensation and bonus plan in fiscal year 2015. The bonus was paid in fiscal year 2016.

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2016 Bonus Plan

The 2016 Bonus Plan covers bonuses earned through March 31, 2016, although the value of such bonuses will be determined after our fiscal year end. Pursuant to our 2016 Bonus Plan, each employee and executive officer, including our Named Executive Officers, has the potential to earn an annual bonus based on the Compensation Committee’s assessment of the individual’s and our Company’s contribution to target goals and milestones. Specific goals and milestones and a bonus potential range for employees and executive officers, including our Named Executive Officers, are set forth in the bonus plan. The Compensation Committee will generally determine whether a bonus pool for executive officers and non-executive employees will be established within a specified time period after the end of each fiscal year. If a bonus pool is established, the Compensation Committee has discretion to set appropriate bonus amounts within an executive officer’s bonus range, based on the Compensation Committee’s assessment of corporate and individual achievements.

For Fiscal Year 2016, the Compensation Committee will grant stock options to executive officers. Such stock options will only vest in whole or in part in the event that each executive officer meets target milestones established in the Fiscal Year 2016 Bonus Plan. On or about May 22, 2016, the Compensation Committee will determine whether target milestones have been met and make preliminary determinations of whether some or all of the stock options vest. Employees will be eligible for a similar bonus program. In determining whether option awards shall be made, the Compensation Committee will take into consideration the shares available for grant under the Company’s Stock Incentive Plan, the contractual obligations of the Company to grant stock options and the future need to grant additional options to attract or retain talented executive officers, employees or consultants.

2016 Bonus Plan Structure for Executive Officers

Amount of Stock Options per Executive Officer:

•	Chief Executive Officer: 50,000 stock options to purchase equal amount of shares of common stock.
•	Chief Financial Officer: 40,000 stock options to purchase equal amount of shares of common stock.
•	Executive Vice Presidents: 20,000 to 50,000 stock options to purchase equal amount of shares of common stock

Other Terms of the Option Grant:

•	Exercise price equals the closing price of the Company’s common stock on the day of the grant.
•	Such options will only vest in whole or in part in the event the executive achieves a minimum of 80% of his target milestones. If such executive does not achieve 80% of their target milestones, then 100% of the options will expire.
•	If the executive achieves at least 80% of their target milestones, then 80% of the executive’s options will vest. The vesting of the remaining 20% is in the discretion of the Compensation Committee.

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Proposal No. 2 – Advisory Approval of Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to cast an advisory vote to approve the compensation on our Named Executive Officers for the fiscal year ended March 31, 2015, as discussed in the “Executive Compensation” section beginning on page 24 of this Proxy Statement. While this vote is non-binding, we value the opinions of our stockholders and, consistent with our record of shareholder engagement, will consider the outcome of the vote when making future compensation decisions. This proposal, commonly known as a “say on pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our fiscal 2015 executive compensation programs and policies and the compensation paid to our Named Executive Officers for the fiscal year ended March 31, 2015.

We believe in the power of open disclosure and know the only way to build and strengthen our reputation and our Company is through honesty and trust. In connection with that belief and as required by SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation that we paid to our Named Executive Officers for the fiscal year ended March 31, 2015.

As discussed under the heading “Compensation Overview” in this Proxy Statement, the Compensation Committee’s compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of our stockholders. The Board is asking stockholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates:

•	our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and competitive with those of other companies in our industry;

•	the design of our compensation programs is intended to reward our Named Executive Officers for the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	our strong emphasis on the alignment of the incentives of our Named Executive Officers with the creation of increased stockholder value.

We are asking our stockholders to vote FOR, in a non-binding vote, the following resolution:

“RESOLVED, the shareholders of Oculus Innovative Sciences, Inc. approve on an advisory basis, the compensation paid to our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation” included in this Proxy Statement.”

Audit Matters

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors. A link to a copy of the Audit Committee Charter is available on our website at http://ir.oculusis.com/documentdisplay.cfm?DocumentID=2199. All members of the Audit Committee meet the independence standards established by the NASDAQ Listing Rules.

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The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of Oculus’ financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting. Management is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2015 Annual Report with Oculus’ management and the independent registered public accounting firm.

The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent registered public accounting firm, including the matters required by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence from Oculus and its management.

The Audit Committee has discussed with Oculus’ independent registered public accounting firm, with and without management present, their evaluations of Oculus’ internal control over financial reporting and the overall quality of Oculus’ financial reporting.

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Oculus’ Annual Report on Form 10-K for the year ended March 31, 2015, for filing with the SEC. The Audit Committee has appointed Marcum LLP to serve as Oculus’ independent registered public accounting firm for the fiscal year ending March 31, 2016.

Audit Committee

Sharon Barbari, Chair

Jay Birnbaum

Russ Harrison

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Proposal No. 3 – Ratification of the Appointment of Marcum LLP

The Audit Committee has appointed Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016. We do not expect representatives from Marcum LLP to be present at the 2015 Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Marcum LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Marcum LLP has audited our financial statements since April 2006. Aggregate fees for profession services provided to us by Marcum LLP for the years ended March 31, 2015 and 2014, were as follows:

	Year ended March 31,
	2015	2014
Audit Fees	$216,000	$262,000
Audit-Related Fees	61,000	118,000
Tax Fees	–	–
All Other Fees	2,000	–
Total	$279,000	$380,000

Audit fees. The aggregate fees billed for the years ended March 31, 2015 and 2014, for professional services rendered by our principal independent registered public accounting firm were for the audit of our annual financial statements and the review of our quarterly financial information filed on Form 10-Q.

Audit-related fees. For the years ended March 31, 2015 and 2014, audit-related fees included services provided by our principal independent registered public accounting firm in connection with consents related to filings of registration statements, comfort letters, and review of our filings with the SEC.

All other fees. For the year ended March 31, 2015, all other fees related to the cost to attend a conference hosted by Marcum LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided during fiscal year 2015 were pre-approved.

During the approval process, the Audit Committee considered the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees were deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the Audit Committee will review any revisions to the estimates of audit fees initially estimated for the current year’s engagement.

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Required Vote

Ratification of the appointment of Marcum LLP requires the affirmative vote of a majority of the shares present and voting at the 2015 Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your Board of Directors recommends a vote FOR the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016.

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Other Matters

Proposal No. 4 – Amendment of our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, $0.0001 par value per share from 30,000,000 to a total of 60,000,000 shares

General

Our Board of Directors has unanimously adopted a resolution approving, declaring advisable, and recommending to the stockholders to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.0001 par value per share, from 30,000,000 to a total number of 60,000,000 shares (the “Authorized Share Increase”).

Approval of this proposal will grant the Board the authority, without further action by the stockholders, to carry out the amendment to the Restated Certificate of Incorporation, as amended, after the date stockholder approval for the amendment is obtained. Upon such action of the Board, the Authorized Share Increase will become effective upon the filing of an amendment to our Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware (the “Certificate of Amendment”).

The amendment to our Restated Certificate of Incorporation, as amended, to effect the Authorized Share Increase will not change the terms of our common stock. After the Authorized Share Increase, the par value of our common stock will remain unchanged at $0.0001 per share and shares of common stock will have the same voting rights and will be identical in all other respects to the common stock currently authorized.

Certain of our officers and directors have an interest in this Authorized Share Increase as a result of their ownership of shares of stock of the Company, as discussed in further detail in the section entitled “Security Ownership of Certain Beneficial Owners and Management” set forth above.

Effective Date of Authorized Share Increase

The Authorized Share Increase will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

The text of the form of the Certificate of Amendment relating to this proposal, which we would file with the Secretary of State of the State of Delaware to effect the Authorized Share Increase, is attached to this Proxy Statement as Appendix B.

Background and Reasons for the Authorized Share Increase

We currently have 30,000,000 shares of Authorized Common Stock. As of July 13, 2015, we had 15,956,565 shares of common stock outstanding and have committed to issue 10,719,803 shares of common stock upon the exercise of outstanding stock options and warrants. It is possible that some or all of the currently outstanding options and warrants will not be exercised and the shares of common stock we have reserved to satisfy our obligations under the terms of those securities may never be issued. If options or warrants expire prior to exercise, then the shares we have reserved in the event they are exercised may be used for other purposes. Assuming all options and warrants are exercised, we would have 3,323,632 shares of common stock available for issuance. The Board believes this number is insufficient for the Company’s needs for the next two to five years.

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The Board recommends the Authorized Share Increase for the following reasons:

•	The Board believes that the ability to offer stock options as part of a competitive compensation package is crucial in attracting and retaining the highly skilled officers, directors and employees on which our success relies. Additionally, the Board believes stock options motivate employees to invest their time, talents, and energy into the long-term success of the Company more so than if they didn’t have stock options. The Board further believes that granting stock options to directors, officers and employees aligns them with the interests of shareholders.

•	The Board believes we do not currently have enough authorized shares of common stock to carry out our business plan. We have added a domestic sales force and plan to further develop new products, particularly in our dermatology product line. The Board believes these initiatives may increase our revenues and re-ignite growth for the Company. Our current cash flow will not provide sufficient capital for these new initiatives and therefore, in order to implement our business plan, we may need to raise capital most likely by selling equity securities. We do not currently have any plans to issue equity securities to raise capital for the Company.

•	The Board believes that the ability to issue equity securities in the future will allow the Company flexibility in meeting its routine financial obligations, raising capital if needed and/or issuing equity securities to acquire assets or businesses or to engage in strategic collaborations where the transaction might be improved for the Company by issuing equity securities. In the past, we have been able to issue common stock to certain vendors in lieu of cash to preserve capital for other purposes. Having additional authorized shares of common stock will also allow us the flexibility to raise capital, if necessary, in the future or to issue shares for other purposes such as acquiring assets or businesses. If we do not have sufficient authorized shares of common stock available, we will not have the flexibility to issue shares of common stock at a time when the Board believes the market conditions are optimal and we might miss an opportunity to make an acquisition while we go through the process of obtaining shareholder approval for an increase at the time an acquisition is identified. Having sufficient authorized shares of common stock will permit us to act quickly in situations where issuing shares of common stock would be in the best interests of the Company and its shareholders.

Material Effects of Proposed Authorized Share Increase

The amendment to our Restated Certificate of Incorporation, as amended, to effect the Authorized Share Increase will not change the terms of our common stock. After the Authorized Share Increase, the par value of our common stock will remain unchanged at $0.0001 per share and shares of common stock will have the same voting rights and will be identical in all other respects to the common stock currently authorized. Immediately following the Authorized Share Increase, we will continue to have the same number of stockholders and we will still be subject to the periodic reporting requirements of the Exchange Act.

The Authorized Share Increase will permit us to issue 30,000,000 additional shares of common stock or other securities that could be converted into common stock such as options, warrants, preferred stock or debt over our current limit of 30,000,000. To the extent that we issue new shares of common stock, or additional shares are issued based upon the exercise of newly issued options or warrants, the ownership percentage of each share will decrease. This dilution may have the effect of reducing our stock price.

The Authorized Share Increase will affect the shares of all of our stockholders uniformly. To the extent that the Authorized Share Increase has the potential to dilute the ownership percentage of shares, it does so to the same extent for all stockholders.

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Potential Disadvantages of the Authorized Share Increase

Although the Authorized Share Increase will not in and of itself cause dilution to existing shareholders, we may use a portion of the Authorized Share Increase to issue shares in the future to raise capital to support our new business plan. The issuance of such shares will cause the ownership percentage of each shareholder to decrease. Additionally, we anticipate issuing additional options as compensation, which have the potential to cause dilution in the future if such options are exercised.

The effect of the Authorized Share Increase on the market price of our common stock cannot be predicted. Many factors affect the price of our common stock including our financial performance, product performance and new product introductions and the overall stock market’s performance. While it is possible that approval of the Authorized Share Increase may cause concern among shareholders and investors about the potential for shareholder dilution and that may, in turn, cause our stock price to decline, we believe the actual impact of the Authorized Share Increase cannot be isolated from other factors affecting our stock price and that makes future predictions of stock price impossible.

Potential Consequences that the Authorized Share Increase Will Fail to Achieve the Desired Effects

Even if the Authorized Share Increase is approved, we may not achieve the desired results.

Our current fundraising efforts may not provide us with the cash proceeds necessary to grow our business. If we are unable to raise enough capital to meet our current and immediate future needs, we may need to engage in additional financings with undesirable terms or revert back to our original business plan of primarily using partners to develop and market our products.

Offering equity compensation may not attract or motivate the directors, officers, employees, and consultants we need to drive the success of our business. If our stock is not attractive as compensation, we may need to increase the cash portions of our compensation, which could have a negative impact on our results of operation, our capital resources and our business.

We may not be able to engage in future financings when needed that are at terms acceptable to us or at all. If we are unable to raise capital through sale of our stock, we will need to find additional sources of funding and revenue on terms that are not desirable or scale back our business operations. If we are unable to obtain the working capital we need, our business may fail to grow or may fail entirely.

Procedure for Effecting Authorized Share Increase

If the Authorized Share Increase is approved by our stockholders, and if at such time the Board determines it is in the best interests of our Company and our stockholders to effect the Authorized Share Increase, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors deems appropriate to effect the Authorized Share Increase. The Board of Directors may delay effecting the Authorized Share Increase without re-soliciting stockholder approval. The Authorized Share Increase would become effective at such time as the Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Amendment, all of our existing common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the effective date of the Authorized Share Increase, stockholders will be notified that the Authorized Share Increase has been effected.

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No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to our Restated Certificate of Incorporation, as amended, to effect the Authorized Share Increase, and we do not intend to independently provide stockholders with any such right.

Required Vote

The affirmative vote of the majority of the shares of common stock entitled to vote at the 2015 Annual Meeting is needed to approve this Proposal.

Your Board of Directors recommends a vote FOR the proposal to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.0001 par value per share, to a total number of 60,000,000 shares.

Forward Looking Statements Disclaimer

Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to the risks described in our Annual Report on Form 10-K filed on June 30, 2014 and available at www.sec.gov. The words “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” “should,” “likely,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. All statements by us regarding our expected financial position, revenues, cash flows and other operating results, business strategy and similar matters are forward looking statements. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date as of which such statement was made.

General Information

Below you will find general information on Stockholder Proposals, “Householding” of Proxy Materials, and more specific instructions on how to vote, which can be found on your proxy voting card.

Stockholder Proposals and Additional Information

There are no stockholder proposals for the 2015 Annual Meeting. If you would like information on submitting a stockholder proposal to be included in the 2016 Proxy and Annual Meeting, please refer to the information below.

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How do I submit a Stockholder Proposal to be Included in the Proxy Statement?	Who Presents the Proposal at the Meeting?

You must submit your proposal to our Secretary no later than March 26, 2016 – 120 calendar days before the anniversary of our 2015 Annual Proxy Statement mailing. This is to comply with Rule 14a-8 under the 1934 act.	The Stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2016 Annual Meeting of Stockholders to present the proposal.

What if the date of the 2016 Annual Meeting is significantly different?	How Should I Send my Proposal?

If the date of the Annual Meeting is changed by more than 30 days, the proposal must be submitted to our Secretary by the close of business on the later of:

• 90 days prior to the Annual Meeting, or

• 7 days following the first public announcement of the Annual Meeting date

Please send your proposal to our Secretary at:

Oculus Innovative Sciences
Attn. Bob Miller
1129 North McDowell Blvd.
Petaluma, California 94954

We strongly suggest that proposals are sent by Certified Mail – Return Receipt Requested.

What Must be Included in My Notice that I send to the Secretary?

1.	A brief description of the proposed business
2.	The text of the proposal
3.	Reasons for conducting the business at the meeting
4.	Name and address (as they appear on our books) of the stockholder proposing such business
5.	The beneficial owner (if any) on whose behalf the proposal is made
6.	Any material interest of the stockholder in such business
7.	Any other information required by proxy proposal submission rules of the SEC

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in July of each year, by notifying us in writing at: Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, or by contacting us at (707) 283-0550. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (707) 283-0550, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

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Other Matters

Your Board of Directors does not know of any other business that will be presented at the 2015 Annual Meeting. If any other business is properly brought before the 2015 Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the 2015 Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Robert Miller

Chief Financial Officer and Corporate Secretary

Petaluma, California

July 28, 2015

Our 2015 Annual Report on Form 10-K as filed with the SEC on June 16, 2015, including the financial statements, has been furnished, free of charge, and mailed with this Proxy Statement. We will also provide copies of exhibits to our 2015 Annual Report, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Oculus Innovative Sciences, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954. The request must include a representation by the stockholder that as of July 13, 2015, the stockholder was entitled to vote at the 2015 Annual Meeting. The Notice of Annual Meeting, Proxy Statement, and our 2015 Annual Report on Form 10-K are also available at www.oculusis.com.

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Thank you for being a shareowner of Oculus Innovative Sciences, Inc.

Learn more at http://ir.oculusis.com/

Our 2015 Proxy Statement	Our 2015 Annual Report	Our Company Website	Our NASDAQ Listing

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Appendix A

OCULUS
Innovative Sciences

OCULUS INNOVATIVE SCIENCES, INC.
ATTN: MATT HAYASHI
1129 N. MCDOWELL BLVD.
PETALUMA, CA 94954

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M95221-P68668

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCULUS INNOVATIVE SCIENCES, INC.

The Board of Directors recommends you vote "FOR" the nominees listed in Proposal 1.

	For	Withhold
1. Election of two Class I director nominees.		
Nominees:		
1a. Ms. Sharon Barbari	☐	☐
1b. Mr. Russell Harrison	☐	☐

The Board of Directors recommends you vote "FOR" Proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

A-1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com and http://ir.oculusis.com/annuals.cfm.

M95222-P68668

OCULUS INNOVATIVE SCIENCES, INC.
Annual Meeting of Stockholders
September 10, 2015 at 10:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby authorizes Jim Schutz or Robert Miller, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. (the "Company") to be held at the Company's executive offices located at 1129 N. McDowell Blvd., Petaluma, California 94954 on Thursday, September 10, 2015 at 10:00 a.m. Pacific Time, or at any adjournment or postponement thereof, and instructs said Proxies to vote as follows.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side

A-2

Appendix B

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

OF

OCULUS INNOVATIVE SCIENCES, INC.

Oculus Innovative Sciences, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify that:

FIRST: The Original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 20, 2006 under the name OIS Reincorporation Sub, Inc. On December 15, 2006, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Merger pursuant to with Oculus Innovative Sciences, Inc., a California Corporation, merged with and into the Corporation with the Corporation surviving such merger. On January 30, 2007, the Corporation filed the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Restated Certificate of Incorporation was amended by filing a certificate of Amendment on October 22, 2008, March 22, 2013, on December 4, 2014, and by filing a certificate of Corrections on March 2, 2015.

SECOND: That the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment of the Corporations Restated Certificate of Incorporation, as amended, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Subsection A of Article FOURTH of the Restated Certificate of Incorporation, as amended, of this Corporation be hereby amended to replace Subsection A in its entirety and to read:

A.	Authorized Stock. The Corporation is authorized to issue two classes of stock to be designated respectively Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”). Effective ___________, ____, the total number of shares of all classes of capital stock the Corporation shall have authority to issue is sixty million seven hundred fourteen thousand two hundred eighty six (60,714,286). The total number of shares of Preferred Stock the Corporation shall have the authority to issue is seven hundred fourteen thousand two hundred eighty six (714,286). The total number of shares of Common Stock the Corporation shall have the authority to issue is sixty million (60,000,000). The Preferred Stock and the Common Stock each shall have a par value of one one-hundredth of one cent ($0.0001) per share. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of Preferred Stock, or of any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to the provisions established by the Board of Directors of the Corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

B-1

Effective 5:00 pm Eastern Time on March 29, 2013 (such time, on such date, the “Effective Time”) of this Certificate of Amendment pursuant to the DGCL, the Corporation effected a one-for-seven reverse split whereby each seven (7) shares of the Corporation’s Common Stock, $0.0001 par value per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) was automatically, without further action on the part of the Corporation or any holder of Old Common Stock, was reclassified, combined, converted and changed into on (1) fully paid and nonassessable share of common stock, $0.0001 par value per share (the “New Common Stock”), subject to the treatment of fractional interests as described below. The conversion of the Old Common Stock into New Common Stock will be deemed to have occurred at the Effective Time. At the Effective Time, the number of authorized shares of the Corporation’s Preferred Stock and Common Stock was proportionally decreased by a ratio of 1:7; to a number equal to 15,000,001 authorized shares, consisting of 714,286 shares of Preferred Stock and 14,285,715 shares of Common Stock. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to the reverse split. No fractional shares were issued and all fractional shares that would have resulted from the reverse split were rounded up to the nearest whole share of New Common Stock.

THIRD: That thereafter, pursuant to resolution of the Corporation’s Board of Directors, the 2015 Annual Meeting of the shareholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on September 10, 2015, at which the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

In WITNESS WHEREOF, Oculus Innovative Sciences, Inc. has caused this Certificate to be signed by its duly authorized officer this day of __________, 2015.

OCULUS INNOVATIVE SCIENCES, INC.

By:
Jim Schutz
President and Chief Executive Officer

B-2